Exhibit 99.1

Midas Medici Completes Acquisition of Consonus Technologies, Inc.

Combined Entity to Benefit from Complementary Business Units at the Intersection of Energy and Technology

NEW YORK, New York — March 4, 2011 — Midas Medici Group Holdings, Inc.(“Midas”) (OTCBB: MMED), a leading provider of consulting and market data to the utility industry, today announced that it has completed its acquisition of Consonus Technologies, Inc. (“Consonus”), a leading provider of energy-efficient data center solutions, pursuant to its definitive merger agreement entered into in May of 2010.  On February 28, 2011 Consonus officially merged with a wholly-owned subsidiary of Midas in an all-stock transaction. Consonus shareholders received an aggregate of 4,963,939 shares of Midas common stock in connection with the merger.

The merger with Midas marks a strategic operational shift for the Consonus brand, which has adopted a service centered, location agnostic focus rather than a localized bricks and mortar, balance sheet intensive business. Consonus will be able to benefit from cross business opportunities with Midas’ existing brand and subsidiary, UtiliPoint® International, Inc. (“UtiliPoint”), which has been a trusted source of insight in the energy and utilities industries for over 75 years. The combined company will be a strong green IT company in the fields of virtualization, cloud computing and data management, as well as Smart Grid solutions.

“The successful completion of the Consonus acquisition is a milestone event,” stated Nana Baffour, CEO and Co-Founder of Midas, as well as CEO of UtiliPoint and Executive Chairman of Consonus. “The merger transforms Midas into an organization with a focus on both green IT and Smart Grid solutions to over 750 customers throughout the United States, Canada and Europe, as well as Asia, South America and Africa. Utilizing both our Consonus and Utilipoint brands, Midas will be able to expand its service and product offerings and capitalize on the utility industry as well as accelerate our virtualization and cloud computing offerings.”

Johnson Kachidza, President and CFO of Midas, commented, “This merger will benefit both Midas and Consonus shareholders as the combined company will have a significantly larger investor base which we expect to provide better access to capital markets. Midas is now well positioned to capitalize on opportunities at the intersection of energy and technology.”

As it becomes an integral part of Midas, the Consonus brand will remain committed to its core business of data center infrastructure solutions and managed services (including, but not limited to: data protection, disaster recovery, virtualization, cloud computing, etc.), which underpin the company’s recurring revenue model. These services will be complemented by green hosting and delivery of energy efficient IT infrastructure and consulting services by leveraging the existing relationships and expertise of Midas’ UtiliPoint brand. Over the past year, Consonus has worked with UtiliPoint and taken a proactive focus on energy efficiency. The acquisition brings together the energy service offerings of the UtiliPoint brand with the core virtualization and cloud computing offerings of the Consonus brand.

“The financial benefits of the merger and the strong reputations of all companies in their respective domains will facilitate both domestic and international expansion, advance the Consonus brand’s core mission, and strengthen our combined offerings as a whole,” commented Mr. Baffour. “As the merger reinforces our core competencies and increases our competitive stance in the marketplace, we look forward to relaying our latest development to our loyal shareholders and prospective investors.”

As it becomes an integral part of Midas, the Consonus brand will continue to work with customers to optimize their IT and data center investments,   within the three data center environments – customer owned, co-location, and cloud-based.  These solutions address customer business needs and are built on foundation of key technology partners that include HP, NetApp, Symantec, Oracle, VMware, and Hitachi.   With over 20 years of industry expertise, the dedication to serving the customer is evident in the level of service provided by the Consonus brand and which will remain the core initiative under Midas Medici — single-source accountability, multi-vendor support, and award-winning service.

Conference Call:

Subsequent to today's release, a conference call to discuss Midas’ acquisition of Consonus is scheduled for Monday, March 7, 2011 at 11:00am EST.

The teleconference can be accessed by dialing 877-407-8033 when calling within the United States or 201-689-8033 when calling internationally.  Please dial in 10 minutes prior to the beginning of the call. There will be a playback available until March 28, 2011.   To listen to the playback dial 877-660-6853 when calling within the United States or 201-612-7415 when calling internationally and use account number: 286 in conjunction with replay ID number: 368629.

The conference call will be simultaneously webcast and available at: http://www.trilogy-capital.com/autoir/mmed_autoir.html.

About Midas Medici Group Holdings, Inc.

Midas Medici Group Holdings, Inc. (OTCBB: MMED) is a green IT company that supplies mid-sized and select enterprises and institutions with leading-edge IT solutions in the fields of virtualization, cloud computing and data management, as well as working with utilities and other institutions to transform the electric grid through digital technologies.  Across its Consonus and Utilipoint brands, Midas works with its customers by optimizing IT and data center investments, cutting energy usage and preventing data loss, all while maximizing productivity.  Through a management team with decades of experience, Midas is positioning itself to take advantage of the high-growth IT industry through its unique specialized services at the intersection of energy and technology.

For more information, please visit Midas Medici on the web at: www.midasmedici.com.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the Company's business and operations; business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:

Johnson Kachidza
Chief Financial Officer
212-792-0920
jkachidza@midasmedici.com

Investor Contact:

Trilogy Capital Partners
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com

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